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SPATIALIZER AUDIO LABORATORIES, INC.

EXHIBIT 21.1     SCHEDULE OF SUBSIDIARIES OF THE COMPANY



Desper Products, Inc. - California, USA

MultiDisc Technologies, Inc. - Delaware, USA